Exhibit 99.1

Rising Pharmaceuticals, Inc.

Financial Statements Nine months September 30, 2010 And the year-ended December 31, 2009

The report accompanying these financial statements was issued by BDO
USA, LLP, a New York limited liability partnership and the U.S. member of
BDO International Limited, a UK company limited by guarantee.

Rising Pharmaceuticals, Inc.

Financial Statements
Nine months September 30, 2010
And the year-ended December 31, 2009

Rising Pharmaceuticals, Inc.

Contents

Independent Auditors’ Report

Rising Pharmaceuticals, Inc.
Allendale, NJ

We have audited the balance sheet of Rising Pharmaceuticals, Inc. as of September 30, 2010, and the related statements of income, stockholders’ equity, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Rising Pharmaceuticals, Inc. as of and for the year ended December 31, 2009, were audited by other auditors whose report dated November 5, 2010 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2010 financial statements referred to above present fairly, in all material respects, the financial position of Rising Pharmaceuticals, Inc. at September 30, 2010, and the results of its operations and its cash flows for the nine months then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Melville, New York
December 13, 2010

INDEPENDENT AUDITORS’ REPORT

Rising Pharmaceuticals, Inc.
3 Pearl Court
Allendale, NJ 07401

We have audited the accompanying balance sheet of Rising Pharmaceuticals, Inc. (the “Company”) as of December 31, 2009 and the related statements of income, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2009 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

WISS & COMPANY, LLP

Livingston, New Jersey
November 5, 2010

Rising Pharmaceuticals, Inc.

Balance Sheets

	September 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$8,926,391	$7,137,915
Accounts receivable, less allowance for doubtful accounts of $16,071 and $13,637 in 2010 and 2009	10,668,873	11,272,951
Inventories	2,775,381	2,823,728
Other current assets	1,052,261	565,753
Total current assets	23,422,906	21,800,347
Property and Equipment, Net	322,431	264,125
Other Assets:
Goodwill	820,930	820,930
Security deposits	29,509	29,509
Internal use software, net	277,942	274,942
	$24,873,718	$23,189,853
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$1,983,185	$1,340,023
Reserve for price concessions	4,893,293	5,607,859
Total current liabilities	6,876,478	6,947,882
Commitments and contingencies (Note 3)
Stockholders’ equity
Common stock, no par value – authorized 160 shares; issued and outstanding 150 shares	174,400	174,400
Retained earnings	18,569,840	16,814,571
Treasury stock, 10 shares	(747,000)	(747,000)
Total stockholders’ equity	17,997,240	16,241,971
Total liabilities and stockholders’ equity	$24,873,718	$23,189,853
See notes to financial statements.

Rising Pharmaceuticals, Inc.

Statements of Income

	Nine months ended September 30, 2010	Year ended December 31, 2009
Net sales	$30,173,338	$46,762,404
Royalty income	3,504,016	605,887
Other income	4,240,000	-
Total revenue	37,917,354	47,368,291
Cost of sales	17,364,738	31,005,815
Gross profit	20,552,616	16,362,476
Selling general and administrative expenses	6,793,749	8,593,597
Income from operations	13,758,867	7,768,879
Other income:
Interest income, net	20,600	25,219
Net income before taxes	13,779,467	7,794,098
Income taxes	36,698	18,880
Net income	$13,742,769	$7,775,218
See notes to financial statements.

Rising Pharmaceuticals, Inc.

Statements of Stockholders’ Equity

	Outstanding Common Shares	Common Stock	Retained Earnings	Treasury Stock	Total
Balance, January 1, 2009	150	$174,400	$14,839,353	$(747,000)	$14,266,753
Year ended December 31, 2009
Net income	-	-	7,775,218	-	7,775,218
Distribution to stockholders	-	-	(5,800,000)	-	(5,800,000)
Balance December 31, 2009	150	174,400	16,814,571	(747,000)	16,241,971
Nine months ended September 30, 2010
Net income	-	-	13,742,769	-	13,742,769
Distribution to stockholders	-	-	(11,987,500)	-	(11,987,500)
Ending balance, September 30, 2010	150	$174,400	$18,569,840	$(747,000)	$17,997,240
See notes to financial statements.

Rising Pharmaceuticals, Inc.

Statements of Cash Flows
	Nine months ended September 30, 2010	Year ended December 31, 2009
Cash flows from operating activities:
Net income	$13,742,769	$7,775,218
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	185,362	256,609
Provisions for losses on accounts receivable	2,434	1,071
Change in operating assets and liabilities:
Accounts receivable	601,644	197,107
Inventories	48,347	(365,865)
Other current assets	(486,508)	(1,873,286)
Accounts payable and accrued expenses	643,162	(368,363)
Reserve for price concessions	(714,566)	1,689,159
Net cash flows from operating activities	14,022,644	7,311,650
Cash flows from investing activities:
Acquisitions of software for internal use	(44,000)	(216,685)
Purchase of property and equipment	(202,668)	(61,655)
Net cash flows from investing activities	(246,668)	(278,340)
Cash flows from financing activities:
Distribution to stockholders	(11,987,500)	(5,800,000)
Payments on notes payable	-	(9,690)
Net cash flows from financing activities	(11,987,500)	(5,809,690)
Net change in cash and equivalents	1,788,476	1,223,620
Cash and equivalents, beginning of year	7,137,915	5,914,295
Cash and equivalent, end of year	8,926,391	$7,137,915
Supplemental cash flow information:
Interest paid	$5,676	$-
Income taxes paid	$33,097	$11,680
See notes to financial statements.

Rising Pharmaceuticals, Inc.

Notes to Financial Statements

1. Nature of the Business and Summary of Significant Accounting Policies

Nature of the Business

Rising Pharmaceuticals, Inc. (the “Company”) sells pharmaceuticals, vitamins and other similar products to wholesalers and retailers for over-the-counter and pharmacy dispensing.

Estimates and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results, as determined at a later date, could differ from those estimates.

Cash Equivalents

Cash equivalents include money market funds and all other highly liquid short-term investments purchased with maturities of three months or less.

Revenue Recognition

Revenue is recognized at the time merchandise is shipped to a customer. Upon each sale, estimates of rebates, chargebacks, returns, federal and state drug reimbursements, and other adjustments are made. The estimates are recorded as reductions to gross revenues, with corresponding adjustments to either accounts receivable reserves and allowances or reserve for price concessions. The Company has the experience and access to relevant information that it believes are necessary to reasonably estimate the amounts of such deductions from gross revenues. The Company regularly reviews the information related to these estimates and adjusts its reserves accordingly, if and when actual experience differs from previous estimates.

Royalty Income

The Company has royalty agreements on certain of its products where third party pharmaceutical companies license the right to sell the Company’s products. The Company earns and collects royalty income based on percentages of sales as defined in those agreements.

Partnered products

The Company has various products which it has entered into collaborative arrangements with other pharmaceutical companies. As a result of these arrangements, the Company pays royalties on sales of these products, which are included in cost of goods sold. These royalties are settled on a quarterly basis and the resulting balance sheet effect is not material to either period presented.

Concentration of Credit Risk

●
Cash and cash equivalents: The Company maintains its cash balances in financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to certain levels. At times, such balances may be in excess of FDIC insurance limits.

Rising Pharmaceuticals, Inc.

Notes to Financial Statements

●
Accounts Receivable: Receivables from three customers comprised 60% and 70% of the total receivables as of September 30, 2010 and December 31, 2009, respectively. These three receivables are from wholesalers who resell the Company’s products to many industries such as: hospitals, major retailers, managed care centers, veterinary & independent pharmacies and governmental agencies.

●	Sales: Sales to the Company’s three largest customers were approximately 55% and 62% of gross sales for the nine months ended September 30, 2010 and the year ended December 31, 2009, respectively.

●
Vendors: The Company purchases a portion of its goods from vendors that at the time of purchase may be the sole source for such goods. If a change of one of these vendors were required or the vendor ceased to sell such goods, the Company could be impacted, for what might be an extended period, until another vendor could be found.

Inventories

Inventories, consisting of finished goods, are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are stated at cost. Machinery and equipment, computer equipment, and furniture and fixtures are depreciated primarily using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the remaining life of the lease using the straight-line method. In general, the estimated useful lives used in computing depreciation and amortization are 5 to 7 years for machinery and equipment, computer equipment and furniture and fixtures.

Repairs and maintenance costs are expensed as incurred; major renewals and betterments are capitalized. When assets are disposed of, the assets and related allowances for depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations.

Capitalized and Purchase Software Development Costs

The Company capitalizes software development costs for internal use in accordance with ASC 350. Capitalization of software development costs begins in the application development stage and ends when the asset is placed into service. Costs related to software development that have not reached application development and costs incurred in the post-implementation for training and maintenance are expensed as incurred. The Company also capitalizes software purchases that provide upgrades and enhancements that result in additional functionality to existing software. Capitalized software development costs are amortized on the straight-line method over the shorter of the expected life of the product or 3 years. Capitalized software costs are included in internal use software on the balance sheet.

Rising Pharmaceuticals, Inc.

Notes to Financial Statements

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment and intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount. Impairment, if any, is assessed using discounted cash flows. The Company recorded no impairment losses for the nine months ended September 30, 2010 and the year ended December 31, 2009.

Goodwill

Goodwill is not subject to amortization and is tested for impairment annually or more frequently if events or changes in circumstances indicate that the assets may be impaired. The impairment test consists of a comparison of the fair value of the reporting unit with its carrying amount. The Company operates under one reporting unit. If the carrying amount of the reporting unit exceeds its fair value, then an analysis will be performed to compare the implied value of goodwill with the carrying value of goodwill. An impairment loss will be recognized in an amount equal to the difference. Fair value is typically based upon future cash flows discontinued at a rate commensurate with the risk involved or other market comparables. No impairment charges were recorded for the nine months ended September 30, 2010 and the year ended December 31, 2009.

Advertising and Promotional Costs

Advertising and promotional costs are expensed as incurred and approximated $27,000 for the nine months ended September 30, 2010 and $22,000 for the year ended December 31, 2009.

Research and Development Costs

Research and development costs are included in selling, general and administrative expenses and are expensed as incurred and approximated $1,462,000 for the nine months ended September 30, 2010 and $1,601,000 for the year ended December 31 2009.

Shipping and Handling Costs

The Company includes shipping and handling costs billed to customers as sales. Costs incurred for shipping and handling are included in selling expenses and approximated $385,000 for the nine months ended September 30, 2010 and $531,000 for the year ended December 31, 2009.

Income Taxes

The Company had not recorded a provision for federal income taxes since the Company has elected to be treated as an S corporation under the related sections of applicable state tax codes. The Company’s stockholders include the results of operations of the Company in their individual income tax returns. A provision has been made for income taxes in cities and states that do not recognize S corporation status, or for those which levy an entity tax in S corporations. Deferred taxes are not significant to the financial statements.

Rising Pharmaceuticals, Inc.

Notes to Financial Statements

Effective January 1, 2009, the Company adopted ASC 740-10, Accounting for Uncertainty in Income Taxes. ASC 740-10 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of this accounting pronouncement has not had a significant impact on the Company’s financial statements.

Defined Contributions 401(k) Plan

The Company has a defined contribution 401(k) Plan (“the Plan”), covering substantially all employees. Employees are eligible to participate in the Plan upon attainment of age 2I and after the completion of one year of service, based on the period in which the participant is credited with at least 1,000 hours of service. The Company’s contribution for the nine months ended September 30, 2010 and the year ended December 31, 2009, made on a discretionary basis, totaled approximately $145,000 and $159,000, respectively.

Subsequent Events

Management has reviewed and evaluated all events and transactions from September 30, 2010 through December 13, 2010, the date that the financial statements were available to be issued. The effects of those events and transactions that provide additional pertinent information about conditions that existed at the balance sheet date have been recognized or disclosed in the accompanying financial statements.

Reclassification

Certain amounts previously reported have been reclassified to conform to the current year presentation.

2. Property, Equipment, and Internal Software

Property and equipment are summarized as follows:

	September 30, 2010	December 31, 2009
Leasehold improvement	$447,236	$244,568
Machinery and equipment	65,644	65,644
Computer equipment	148,956	148,956
Furniture and fixtures	132,130	132,130
	793,966	591,298
Less: Accumulated depreciation and amortization	471,535	327,173
	$322,431	$264,125
Internal use software is summarized as follows:

Internal use software	$813,546	$769,546
Less: Accumulated amortization	535,604	494,604
	$277,942	$274,942

Rising Pharmaceuticals, Inc.

Notes to Financial Statements

Depreciation and amortization expense related to property and equipment and internal use software totaled approximately $185,000 and $257,000 for the nine months ended September 30, 2010 and the year ended December 31, 2009, respectively.

3. Commitments and Contingencies

Line-of-Credit

The Company has available an $8,000,000 line-of-credit with a financial institution expiring on June 30, 2011. Borrowings on the line bear interest at either the Bank Floating Rate minus 0.5% or LIBOR plus 2.25%, determined at the time of the advance. At September 30, 2010, the Bank Floating Rate and LIBOR rates were 3.25% and 0.26%, respectively. Borrowings are collateralized by substantially all assets of the Company. At September 2010 and December 31, 2009 the Company had no borrowings outstanding under this facility.

Legal Proceedings

The Company is involved in various legal actions and claims arising in the ordinary course of business.

License agreements

The Company has entered into several license agreements for products currently under development. The Company may be obligated in future periods to pay additional amounts subject to the achievement of certain product milestones, as defined.

Leases

The Company leases its office and all of its warehouse space. Rent and common area maintenance paid for the nine months September 30, 2010 and the year ended December 31, 2009 totaled approximately $184,000 and $243,000, respectively.

The following is a schedule of future minimum rental payment required under all non-cancelable leases:

Three months ending December 31, 2010	$68,000
Year ending December 31,
2011	263,000
2012	267,000
2013	271,000
2014	275,000
2015	280,000
Thereafter	284,000
Total minimum lease payments	$1,640,000

Rising Pharmaceuticals, Inc.

Notes to Financial Statements

4. Income Taxes

The most significant jurisdictions in which the Company is required to file included the US federal jurisdiction and the states of California, Michigan, New Jersey and Tennessee. The Company is no longer subject to federal examination for year-ends prior to December 31, 2006. With limited exceptions the Company is no longer subject to state examinations for year ends prior to December 31, 2006.

5. Other Income

Included in other income for the nine months ended September 30, 2010 is $500,000 relating to a legal settlement and $3,740,000 relating to a sale of product licensing rights. The sale of this product also includes contingent receivables of $2,640,000, based on certain events which are outside the control of the Company, accordingly these receivables will be recorded in other income upon receipt.

6. Subsequent Event

Company Guarantee

In connection with an asset purchase agreement made by the stockholders of the Company, the Company guaranteed payments for Mirror Pharmaceuticals, LLC, a related party, in the amount of approximately $1,600,000. This asset purchase agreement was entered into in October 2010 at which time the Company made this guarantee.

Acquisition Related Transaction

In October 2010 the Company executed a non-binding letter of intent to be acquired by Aceto Corporation.